Exhibit (d)(1)(ii) and (iii)

                         NEUBERGER BERMAN EQUITY FUNDS
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

             The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:


        Neuberger Berman Century Fund
        Neuberger Berman Fasciano Fund
        Neuberger Berman Focus Fund
        Neuberger Berman Genesis Fund
        Neuberger Berman Guardian Fund
        Neuberger Berman International Fund
        Neuberger Berman Manhattan Fund
        Neuberger Berman Millennium Fund
        Neuberger Berman Partners Fund
        Neuberger Berman Real Estate Fund
        Neuberger Berman Regency Fund
        Neuberger Berman Socially Responsive Fund
        Neuberger Berman Technology Fund


                           DATED:  May 1, 2002

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                         NEUBERGER BERMAN EQUITY FUNDS
                              MANAGEMENT AGREEMENT

                                   SCHEDULE B

Compensation pursuant to Paragraph 3 of the Neuberger Berman Equity Funds Management Agreement shall be calculated in accordance with the following schedules:

NEUBERGER BERMAN GUARDIAN FUND
NEUBERGER BERMAN MANHATTAN FUND
NEUBERGER BERMAN PARTNERS FUND
NEUBERGER BERMAN FOCUS FUND
NEUBERGER BERMAN SOCIALLY RESPONSIVE FUND
NEUBERGER BERMAN REGENCY FUND
NEUBERGER BERMAN CENTURY FUND

0.55% on the first $250 million of average daily net assets
0.525% on the next $250 million of average daily net assets
0.50% on the next $250 million of average daily net assets
0.475% on the next $250 million of average daily net assets
0.45% on the next $500 million of average daily net assets
0.425% on the next $2.5 billion of average daily net assets
0.40% on average daily net assets in excess of $4.0 billion

NEUBERGER BERMAN GENESIS FUND
NEUBERGER BERMAN MILLENNIUM FUND

0.85% on the first $250 million of average daily net assets
0.80% on the next $250 million of average daily net assets
0.75% on the next $250 million of average daily net assets
0.70% on the next $250 million of average daily net assets
0.65% on average daily net assets in excess of $1 billion

NEUBERGER BERMAN TECHNOLOGY FUND
NEUBERGER BERMAN FASCIANO FUND

0.85% on the first $500 million of average daily net assets 0.825% on the next $500 million of average daily net assets 0.80% on the next $500 million of average daily net assets 0.775% on the next $500 million of average daily net assets 0.75% on the next $500 million of average daily net assets 0.725% on average daily net assets in excess of $2.5 billion

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NEUBERGER BERMAN INTERNATIONAL FUND

0.85% on the first $250 million of average daily net assets
0.825% on the next $250 million of average daily net assets
0.80% on the next $250 million of average daily net assets
0.775% on the next $250 million of average daily net assets
0.75% on the next $500 million of average daily net assets
0.725% on the next $1 billion of average daily net assets
0.70% on average daily net assets in excess of $2.5 billion

NEUBERGER BERMAN REAL ESTATE FUND
0.85% average daily net assets


                          Dated: May 1, 2002